Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Urban Barns Foods Inc. (the “Company”) on Form 10-Q for the period ending January 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Horst Hueniken, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 17th day of March, 2015.

/s/ Horst Hueniken
Host Hueniken
Chief Financial Officer, Principal Accounting Officer & Director